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                                                                         EX-99.I

                        MORRIS, NICHOLS, ARNST & TUNNEL
                           1201 NORTH MARKET STREET
                                 P.O. BOX 1347
                        WILMINGTON, DELAWARE 19899-1347
                           Telephone (302) 658-9200
                            Telecopy (302) 658-3989



                                August 31, 1998

Hewitt Series Trust
100 Half Day Road
Lincolnshire, Illinois  60069

           Re:  Hewitt Series Trust
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Ladies and Gentlemen:

          We have acted as special Delaware counsel to Hewitt Series Trust, a Delaware business trust (the "Trust"), in connection with certain matters relating to the issuance of Shares of beneficial interest in the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Declaration of Trust of the Trust dated July 6, 1998 (the "Governing Instrument").

          In rendering this opinion, we have examined copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "Recording Office") on July 7, 1998 (the "Certificate"); the Governing Instrument; the By-laws of the Trust; the Unanimous Written Consent in Lieu of a Meeting of the Board of Trustees of the Trust dated July 6, 1998 (the "Consent"); the resolutions prepared for adoption at the initial meeting of the Board of Trustees to be held on August 18, 1998 (the "Initial Meeting Resolutions" and together with the Consent, the "Resolutions"); the Trust's Notification of Registration Filed Pursuant to Section 8(a) of the Investment Company Act of 1940 (the "1940 Act") on Form N-8A as filed with the Securities and Exchange Commission on July 16, 1998; the Trust's Registration Statement on Form N-1A as filed with the Securities and Exchange Commission on July 16, 1998 (the "Registration Statement"); and a certification of good standing of the Trust obtained as of a recent date from the Recording Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due authorization,
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execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents, and of all documents contemplated by the Governing Instrument, the By-laws and applicable resolutions of the Trustees to be executed by investors desiring to become Shareholders; (ii) that the Resolutions were duly adopted by the Trustees; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Instrument, and compliance with the other terms, conditions and restrictions set forth in the Governing Instrument and all applicable resolutions of the Trustees of the Trust in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series of Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument); (iv) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (v) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or a merger, consolidation, conversion or other reorganization of the Trust under Section 2 or Section 3 of Article VIII of the Governing Instrument; (vi) that a written plan meeting the requirements of and duly adopted by the Trustees in accordance with Rule 18f-3 under the 1940 Act, and setting forth the varying obligations of the Institutional Shares and Administrative Shares Classes of Shares (the "Fund Shares") in the Series designated as the Hewitt Money Market Fund (the "Fund") with respect to certain expenses of the Fund, was duly adopted by the Trustees, or will be duly adopted, prior to commencement of the operations of the Fund; (vii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801
                                                             ---  -
et seq. (the "Delaware Act") and (viii) that of the documents examined by us
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is in full force and effect and has not been amended, supplemented or otherwise modified and is in full force and effect. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

          1. The Trust is a duly created and validly existing business trust in good standing under the laws of the State of Delaware.

          2. The Fund Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

          3. Under the Delaware Act and the terms of the Governing Instrument, each Shareholder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the
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general corporation law of the State of Delaware; provided, however, that we express no opinion with respect to the liability of any Shareholder who is, was or may become a named Trustee of the Trust. Neither the existence nor exercise of the voting rights granted to Shareholders under the Governing Instrument will, of itself, cause a Shareholder to be deemed a Trustee of the Trust under the Delaware Act. Notwithstanding the foregoing or the opinion expressed in paragraph 2 above, we note that, pursuant to Section 5 of Article IV of the Governing Instrument, the Trustees have the power to cause Shareholders, or Shareholders of a particular Series, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means) and that, pursuant to Section 3 of Article III of the Governing Instrument, Shares may be sold subject to imposition of sales charges, deferred sales charges, asset-based sales charges and redemption fees.

          We understand that the Trust is currently in the process of registering or qualifying Shares in various states, and we hereby consent to the filing of a copy of this opinion with the securities administrators of such states and with the Securities and Exchange Commission as an exhibit to a Pre-Effective Amendment to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. The opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon for any other purpose or by any other person or entity without our prior written consent.

                              Sincerely,


                              /s/ Morris, Nichols, Arsht & Tunnell
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                              MORRIS, NICHOLS, ARSHT & TUNNELL